                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        Post Effective Amendment No. 1


                                      To


                                   FORM S-8



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  -------------

                            ENTERPRISE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     68-0158367
   (State or other jurisdiction            (I.R.S. Employer Identification No.)
 of incorporation or organization)

    38705 Seven Mile Road, Suite 435, Livonia, Michigan 48152, (248) 380-6070 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ENTERPRISE SOFTWARE, INC.
                         1998 Employee Stock Option Plan
                            (Full title of the plan)

                                  Andre A. Blay
               Chief Executive Officer and Chairman of the Board
                            Enterprise Software, Inc.
                        38705 Seven Mile Road, Suite 435
                             Livonia, Michigan 48152
                                 (248) 380-6070
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  -------------
                                    Copy to:
                             David D. Joswick, Esq.
                   Miller, Canfield, Paddock and Stone, P.L.C.
                         150 West Jefferson, Suite 2500
                             Detroit, Michigan 48226
                                 (313) 963-6420

                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO      AMOUNT TO BE           PROPOSED MAXIMUM          PROPOSED MAXIMUM         AMOUNT OF
     BE REGISTERED           REGISTERED       OFFERING PRICE PER SHARE(1)   AGGREGATE OFFERING    REGISTRATION FEE
                                                                                 PRICE(1)
--------------------------------------------------------------------------------------------------------------------
     Common Stock,         540,000 shares               $6.3125                 $3,408,750             $947.62
    $.001 par value
--------------------------------------------------------------------------------------------------------------------

         (1) Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is based upon the average high and low sales prices of the Common Stock as reported on the National Association of Securities Dealers National Market System on February 1, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


The following documents heretofore filed by Enterprise Software, Inc. ("Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby are incorporated in this Registration Statement by reference: (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998, filed with the Commission on June 30, 1998, as amended by Forms 10-KSB/A, filed on August 13 and August 17, 1998; (b) Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, filed with the Commission August 12, 1998; (c) Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998, filed with the Commission November 16, 1998, as amended by Form 10-QSB, filed on December 29, 1998; (d) Registrant's Current Report on Form 8-K, filed with the Commission August 11, 1998; (e) Registrant's Current Report on Form 8-K, filed with the Commission September 16, 1998, as amended by Form 8-K/A, filed on November 16, 1998; (f) Registrant's Current Report on Form 8-K, filed with the Commission January 4, 1999; (g) Registrant's Current Report on Form 8-K, filed with the Commission January 21, 1999; (h) Registrant's Current Report on Form 8-K, filed with the Commission January 21, 1999; and (i) the description of Registrant's common stock, $0.001 par value, included in Registrant's Exchange Act Registration Statement on Form 8-A filed with the Commission October 12, 1989, including any amendment or reports subsequently filed by the Registrant for the purpose of updating that description. All documents subsequently filed by Registrant pursuant to Sections 13(a), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.



ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law ("DGCL") provides that a Delaware corporation, such as the Registrant, may indemnify a director or officer against his or her expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) involving such person by reason of the fact that such person is or was a director or officer, concerning actions taken in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if such director or officer had no reasonable cause to believe his or her conduct was unlawful.

         The DGCL also provides that in a derivative action, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred to the extent that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such director or officer is adjudged to be liable to the corporation unless and only to the extent that the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

         In either of the two preceding cases, if the director or officer is successful on the merits or otherwise in defense of the action, suit or proceeding, or in defense of a claim, issue or matter therein, the DGCL requires a Delaware corporation to indemnify the director or officer against expenses actually and reasonably incurred by him or her in connection therewith.

         The DGCL also generally permits the advancement of a director's or officer's expenses.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (which relates to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit.

         Article X of Registrant's Certificate of Incorporation, as amended, implements the foregoing provisions and provides as follows:

                                    ARTICLE X

                     INDEMNIFICATION/LIMITATION OF LIABILITY

                  1. The corporation shall indemnify its directors, officers, employees, fiduciaries, and agents to the full extent permitted by the Delaware General Corporation Law as it may be amended from time to time.

                  2. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

                  3. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article.

                  4. To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         In addition, Article Six of Registrant's Bylaws implements the foregoing provisions and provides as follows:

                                   ARTICLE VI

                       Indemnification of Certain Persons

                  Section 1. Indemnification Against Third Party Claims. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in the best interests of the corporation or, in all other cases, in a manner that was at least not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  Section 2. Indemnification Against Derivative Claims. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, OFFICER, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in the best interests of the corporation or, in all other cases, in a manner that was at least not opposed to the corporation's best interests; but no indemnification shall be made in connection with a proceeding in which such person has been adjudged to be liable to the corporation.

                  Section 3. Indemnification Against Claims Involving - Improper Personal Benefit. Notwithstanding the provisions of Sections 1 and 2 of this Article VI, no indemnification shall be made to any director in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that he or she derived an improper personal benefit.

                  Section 4. Rights to Indemnification. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits in defense of any action, suit or proceeding referred to in Section 1, 2 or 3 of this Article VI or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the corporation other than the determination in good faith that such defense has been successful. In all other cases, any indemnification under Section 1, 2 or 3 of this Article VI (unless ordered by a Court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this
         Article VI. Such determination shall be made by (a) the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if a quorum cannot be obtained, by a majority vote of a committee of the board designated by the board, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee, or (c) if the quorum cannot be obtained or the committee cannot be established under Subsection (b) of this
         Section 4 or, even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or committee so directs, the determination required to be made by this Section 4 shall be made by (i) independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in i Subsection (b) or (c) of this Section 4 or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority of the full board or (ii) by the shareholders.

                  Section 5. Indemnification by Court Order. A director, officer, employee or agent who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner: (a) if it determines the person is entitled to mandatory indemnification under Section 4 of this
         Article VI, the court shall order indemnification, in which case the court shall also order the corporation to pay the person's reasonable expenses incurred to obtain court-ordered indemnification; or (b) if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in Section 1 or 2 of this
         Article VI or was adjudged liable on the circumstances described in
         Section 2 or 3 of this Article VI, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in Section 2 or 3 of this Article VI is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

                  Section 6. Effect of Termination of Action. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability, nor of any other issue or matter.

                  Section 7. Advance of Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in Section 4 of this Article VI if: (a) the director, officer, employee or agent furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in Sections 1 and 2 of this Article VI, (b) the director, officer, employee or agent furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is determined that he did not meet such standard of conduct and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article VI.

                  Section 8. Other Indemnification Rights. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person. However, the indemnification provisions provided hereby or otherwise concerning the corporation's indemnification of or advance for expenses to directors (except for insurance policies) shall be valid only if and to the extent the provision is consistent with the provisions of Section 145 of the Delaware General Corporation Law.

                  Section 9. Report to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article VI, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

         The Registrant also has entered into indemnification agreements with each of its directors and executive officers. All of those agreements contain identical substantive terms and generally require the Registrant to indemnify and advance expenses to the director or executive officer party thereto whenever such indemnification or advancement is permitted under the DGCL.

         Pursuant to the Enterprise Software, Inc. 1998 Employee Stock Option Plan, no member of the Registrant's Compensation Committee, which administers the Plan, is liable for any action or determination made by him in good faith. Also pursuant to such Plan, the Company is required to indemnify and hold harmless each member of that Committee from and against any cost, liability or expense imposed or incurred in connection with that person's or the Committee's taking or failing to take any action under the Plan.

         The Registrant maintains insurance on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Registrant out of the foregoing indemnification provisions, subject to certain exclusions and to the policy limits.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable

ITEM 8.  EXHIBITS.

         The following exhibits are furnished with this Registration Statement:

EXHIBIT NO.                                          DESCRIPTION
-----------                                          -----------
(4)(a)                    Registrant's  Certificate of Incorporation  (Incorporated by reference to Exhibit 3.1 of
                          Registration Statement on Form S-3 (File No. 333-1205))

(4)(b)                    Amendment to Registrant's Certificate of Incorporation (Incorporated by reference to Exhibit (4)(b)
                          of Registration Statement on Form S-8 (File No. 333-71787))

(4)(c)                    Certificate of Designation of Series A Preferred Stock (Incorporated by reference to
                          Exhibit 4.1 of Registration Statement on Form S-3 (File No. 333-1205))

(4)(d)                    Certificate of Designation of Series B Preferred Stock (Incorporated by reference to Exhibit (4)(d)
                          of Registration Statement on Form S-8 (File No. 333-71787))

(4)(e)                    Certificate  of  Designation  of  Series C  Preferred  Stock  (Incorporated  by
                          reference to Appendix A of Proxy Statement (File No. 333-1205))

(4)(f)                    Registrant's  Bylaws  (Incorporated  by  reference  to Exhibit  No. 3.2 of  Registration
                          Statement on Form S-3 (File No. 333-1205))

(5)                       Miller, Canfield, Paddock and Stone, P.L.C. opinion and consent (Incorporated by reference to Exhibit
                          (5) of Registration Statement on Form S-8 (File No. 333-71787))

(23)(a)                   Consent of KPMG LLP

(23)(b)                   Consent of BDO Seidman, LLP (Incorporated by reference to Exhibit (23)(b) of Registration Statement on
                          Form S-8 (File No. 333-71787))

(23)(c)                   Consent of Miller,  Canfield,  Paddock and Stone,  P.L.C.  (included in exhibit
                          (5))

(24)                      Powers of attorney (Incorporated by reference to Exhibit (24) of Registration Statement on Form S-8 (File
                          No. 333-71787))


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Livonia, Michigan, on January 27, 1999.

                                     ENTERPRISE SOFTWARE, INC.


                                     By /s/ Andre A. Blay
                                        --------------------------------
                                             Andre A. Blay
                                             Chief Executive Officer
                                             and Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below.


/s/ Andre A. Blay                           Chief Executive Officer and                    February 8, 1999
----------------------------------          Chairman of the Board
      Andre A. Blay                         of Directors


          *                                 Chief Financial Officer (principal             February 8, 1999
----------------------------------          Financial officer and principal
   David Martin                             Accounting officer)



          *                                 Director                                       February 8, 1999
----------------------------------
   H. Bradley Eden


          *                                 Director                                       February 8, 1999
----------------------------------
   Robert Beauregard


          *                                 Director                                       February 8, 1999
----------------------------------
   Richard L. Schleufer


          *                                 Director                                       February 8, 1999
----------------------------------
   Joseph J. Porfeli


*By: /s/ Andre A. Blay
     -------------------------------
     Andre A. Blay, as attorney-in-fact

                                  EXHIBIT INDEX



EXHIBIT NO.                                          DESCRIPTION
-----------                                          -----------
(4)(a)                    Registrant's  Certificate of Incorporation  (Incorporated by reference to Exhibit 3.1 of
                          Registration Statement on Form S-3 (File No. 333-1205))

(4)(b)                    Amendment to Registrant's Certificate of Incorporation (Incorporated by reference to Exhibit (4)(b)
                          of Registration Statement on Form S-8 (File No. 333-71787))

(4)(c)                    Certificate of Designation of Series A Preferred Stock (Incorporated by reference to
                          Exhibit 4.1 of Registration Statement on Form S-3 (File No. 333-1205))

(4)(d)                    Certificate of Designation of Series B Preferred Stock (Incorporated by reference to Exhibit (4)(d)
                          of Registration Statement on Form S-8 (File No. 333-71787))

(4)(e)                    Certificate  of  Designation  of  Series C  Preferred  Stock  (Incorporated  by
                          reference to Appendix A of Proxy Statement (File No. 333-1205))

(4)(f)                    Registrant's  Bylaws  (Incorporated  by  reference  to Exhibit  No. 3.2 of  Registration
                          Statement on Form S-3 (File No. 333-1205))

(5)                       Miller, Canfield, Paddock and Stone, P.L.C. opinion and consent (Incorporated by reference to Exhibit
                          (5) of Registration Statement on Form S-8 (File No. 333-71787))

(23)(a)                   Consent of KPMG LLP

(23)(b)                   Consent of BDO Seidman, LLP (Incorporated by reference to Exhibit (23)(b) of Registration Statement on
                          Form S-8 (File No. 333-71787))

(23)(c)                   Consent of Miller,  Canfield,  Paddock and Stone,  P.L.C.  (included in exhibit
                          (5))

(24)                      Powers of attorney (Incorporated by reference to Exhibit (24) of Registration Statement on Form S-8 (File
                          No. 333-71787))


                                       E-1